                                                                   EXHIBIT 10.11

                          OUTSIDE DIRECTOR'S AGREEMENT



         THIS OUTSIDE DIRECTOR'S AGREEMENT (this "Agreement") is made as of the 1st day of May, 1999 (the "Effective Date") by and between 1st Net Technologies, Inc., a Colorado corporation (the "Company"), and Steven J. Santamaria, an individual residing at 2370 Indian Paintbrush Circle, Highlands Ranch, Colorado 80126 (the "Director").

         WHEREAS, the Company desires to engage the Director and the Director desires to accept such engagement by the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Term. The Company hereby agrees to engage the Director, and the Director hereby agrees to serve the Company, in the capacity of a member of the Board of Directors and Chairman of the Executive Committee of the Company for a period commencing on May 1, 1999 (the "Engagement Date") and ending on April 30, 2001 (such period, subject to earlier termination or extension as provided herein, being referred to as the "Period of Engagement").

         2. Duties and Services. During the Period of Engagement, Director agrees to serve the Company as a member of the Board of Directors and as the Chairman of the Executive Committee with the duties set forth in Exhibit A attached hereto, and in such other offices of the Company and of its subsidiaries and related companies (collectively, "Affiliates") to which he may be elected or appointed, and to perform such other reasonable and appropriate duties as may be requested of him by the Board of Directors of the Company (the "Board of Directors"), in accordance with the terms herein set forth. Excluding periods of vacation and sick leave to which the Director is entitled, the Director shall devote such amount of his time and energy to the business and affairs of the Company and its Affiliates as is necessary to fulfill his duties hereunder and to promote the interests of the Company, but in no event less than an average of 20 hours per month (during regular business hours). The Company and the Director each agree and acknowledge that various factors, including the Company's possible expansion of its operations, may require the Director to devote a significantly greater number of hours to the Company's business from time to time, for which the Director will not be entitled to additional compensation. Subject to the limitations of Section 5 hereof, and provided that such other business activities do not materially interfere with the Director's ability to fulfill his obligations hereunder, the Director may engage in other business activities during the Period of Engagement.

         3.        Compensation.

                   (a) Base Salary. Commencing on the Engagement Date, the Director shall receive a base salary hereunder of 25,000 shares of 1st Net Technologies, Inc..

                   (b) Bonus. The Director shall be entitled to such bonuses and other benefits as the Board of Directors may periodically award in its reasonable discretion.

                   (c) Benefit Plans. The Director shall be entitled to participate or continue to participate in or receive benefits under all of the Company's director benefit plans, policies, practices and arrangements (the "Benefit Plans"), including without limitation any pension plan, profit-sharing plan, savings plan, deferred compensation plan, stock option plan, life insurance, disability insurance or health-and-accident plan or arrangement, made available by the Company now or in the future to its Directors generally, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefit Plans.

                   (d) Fringe Benefits. The Director shall receive fringe benefits not less favorable than those now and from time to time made available to the Company's Directors generally.

                   (e) Expenses. All entertainment, travel and other expenses incident to the rendering of services by the Director hereunder shall be paid or reimbursed by the Company. If any such expenses are advanced by the Director, the Company shall reimburse him therefor on presentation of the appropriate documentation required by the Internal Revenue Code of 1986, as amended (the "Code"), or Treasury Regulations promulgated thereunder, or otherwise required under the Company's policy with respect to such expenses. If any such expenses are paid, or are to be paid, directly by the Company, The Director shall provide such documentation as will allow the Company to determine that such expenses are appropriate.

                   (f) Vacation. The Director shall be entitled to two (2) weeks paid vacation to be taken at time or times mutually satisfactory to the Director and the Company.

                   (g) Working Facilities. The Company shall provide the Director with an office, secretarial, administrative and other assistance, and such other facilities and services as shall be suitable to his position and appropriate for the performance of his duties.

         4. Early Termination. Notwithstanding the provisions of Section 1 hereof, the Director's Engagement hereunder may be terminated by the Company or the Director, as applicable, under the following circumstances:

                   (a) Death. The Director's Engagement hereunder shall terminate upon his death.

                   (b) Disability. If the Company determines in good faith, after considering all relevant medical evidence, that the Director has incurred a Disability (as defined below). During the Period of Engagement, the Company may give the Director written notice of its intention to terminate the Director's Engagement, subject to the provisions of the Americans with Disabilities Act. In such event, the Director's Engagement with the Company shall terminate effective on the 30th day after receipt of such notice by the Director, provided that within 30 days after such receipt the Director shall not have returned to full performance of his duties. The Director shall continue to receive his Base Salary until the date of termination. For the purpose of this Agreement, "Disability" shall mean the Director's failure to perform his duties to the Company for a total of 16 consecutive weeks during any 12-month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Director or the Director's legal representative (such agreement as to acceptability not to be withheld, delayed or conditioned unreasonably).

                   (c) Cause. The Company may terminate the Director's Engagement hereunder for Cause (as defined below). For purposes of this Agreement, the Company shall have "Cause" to terminate the Director's Engagement hereunder upon a finding by the Board of Directors that the Director has (i) engaged in acts or omissions with respect to the Company or any Affiliate of the Company which constitute intentional misconduct or a knowing violation of law as reasonably determined by the disinterested members of the Board of Directors;
(ii) personally received a benefit in money, property or services from the Company or any Affiliate of the Company or from another person or entity dealing with the Company in violation of this Agreement or applicable law, including any payment from a person or entity dealing with the Company or involved in any way in any transaction in which the Company is a party, unless previously disclosed to, and expressly approved by, the disinterested members of the Board of Directors; (iii) breached the provisions of Section 5 or 6 of this Agreement;
(iv) breached his fiduciary duty of loyalty to the Company or any Affiliate of the Company; (v) engaged in gross negligence in the performance of his duties to the Company or any Affiliate of the Company; (vi) frequently and repeatedly failed to perform services for the Company or any Affiliate of the Company which have been reasonably requested of him by the Board of Directors and which are consistent with the terms of this Agreement; or (vii) been convicted of a felony. For purposes of this Agreement, the Company shall also have "Cause" to terminate the Director's Engagement hereunder upon the decision of the Board of Directors to cause the Company to cease the operation of its business. In the event of such a decision to cause the Company to cease the operation of its business, this Agreement shall terminate as of the earlier of (i) the date that the operations cease or (ii) thirty (30) days following notice to the Director that the Board of Directors has determined (which determination shall be made in good faith) that the Director's services are no longer required.

                   (d) Good Reason. The Director may terminate his Engagement for Good Reason (as defined below). For purposes of this Agreement, the Director shall have "Good Reason" to terminate his Engagement with the Company in the event of (i) any reduction in the Director's Base Salary, without the Director's consent, unless such reduction is generally consistent with a reduction suffered by all of the Company's other management level Directors; (ii) any material breach by the Company of, or default by it under, the provisions of this Agreement or that certain Restricted Stock Purchase Agreement by and between the parties dated as of the Effective Date; provided, however, that in the case of any breach or default, the Director shall not have Good Reason to terminate his Engagement unless and until he has provided the Company with written notice of such breach at least 15 days in advance of his intended termination date and a reasonable opportunity and period of time to cure such breach or default (provided, further, however, if the Company cures such breach, the Director shall not have Good Reason to terminate this Agreement); and (iii) any substantial diminution of duties, responsibilities or status, or other imposition by the Company of unreasonable requirements or working conditions on the Director which are not withdrawn or corrected in all material respects within a 30-day period following notice by the Director to the Company of such diminution or imposition or, if any of the foregoing arose because of conditions or circumstances outside of the control of the Company, such longer period as may be reasonably required under the circumstances.

                   (e) Mutual Agreement. The Director's Engagement may be terminated by mutual agreement of the Director and the Company at any time.

                   (f) Payment of Unpaid Salary Upon Termination. In the event of a termination pursuant to this Section 4, the Company shall pay to the Director (or his beneficiaries, estate or legal representative, as appropriate) promptly after the Director's termination, the unpaid Base Salary to which he is entitled pursuant to Section 3(a) prorated through the Director's termination.

         5.        Confidentiality and Non-Competition.

                   (a) Confidential Materials. The Company and the Director acknowledge that the services to be performed by the Director under this Agreement are unique and extraordinary and, as a result of such Engagement, the Director will be in possession of confidential information and trade secrets (collectively, "Confidential Material") relating to the business practices of the Company and its Affiliates. The Director agrees that he will not, directly or indirectly, (i) disclose to any other person or entity either during or after his Engagement by the Company or (ii) use, except during his Engagement by the Company in the business and for the benefit of the Company or any of its Affiliates, any Confidential Material acquired by the Director during his Engagement by the Company, without the prior written consent of the Company, which consent must be obtained by an appropriate officer of the Company other than the Director, or as otherwise required by law or any rule or regulation of any federal or state authority. Upon termination of his Engagement with the Company for any reason, the

Director shall return to the Company all tangible manifestations of Confidential Materials and all copies thereof.

                   (b) Non-Competition. The Director agrees that during the term hereof, without the prior written consent of the Board of Directors, he will not become a stockholder (other than as a holder of less than 1% of the outstanding stock of a public company), member, director, officer, director or agent of or consultant to any corporation (other than an Affiliate), or member of or consultant to any partnership or other entity, or engage in any business as a sole proprietor or act as a consultant to any such entity, or otherwise engage, directly or indirectly, in any enterprise, in each case which competes directly with any business engaged in, or known by the Director to be contemplated to be engaged in, by the Company or any of its Affiliates. As used herein, "any business engaged in by the Company or any of its Affiliates" means the ownership and operation of corporate Internet services, including E-mail services and the development of corporate web sites. The Director shall be deemed to know a business is "contemplated to be engaged in" by the Company when he is advised by the Company's Chairman of the Board, President, Chief Executive Officer or Chief Operation Officer that the Board of Directors has determined to pursue that particular business activity. Notwithstanding the foregoing, in the event that the Director desires to provide services as a consultant, agent or advisor (but not otherwise) to any entity engaged in a competitive business or activity of the Company as described above, the Director must provide at least three (3) working days' advance written notice of such proposed engagement to the Company. If the Company has not expressed, in writing, its reasonable objection to such engagement to the Director within twenty-four (24) hours after receiving such notice, the Director shall thereafter be deemed to be authorized by the Company to proceed with such engagement. The Director agrees that during the non-compete period referred to in this Section 5, neither the Director nor any person or enterprise controlled by the Director will solicit for Engagement any person employed by the Company or any of its Affiliates at, or at any time within three months prior to, the time of the solicitation.

                   (c) Injunctive Relief. The Director agrees that the remedy at law for any breach by him of this Section 5 will be inadequate and that the Company shall be entitled to injunctive relief.

          6. Representations and Warranties of The Director. The Director represents and warrants to Company as follows: (a) The resume, personal history and other information which the Director has heretofore provided to Company with respect to the Director's prior employment, qualifications, licensing and experience, whether orally or in writing, is true, correct and complete in all material respects and does not omit any information which Company could reasonably consider material to a decision to offer the Engagement; (b) The Director has full right and authority to enter into this Agreement without the approval of any other person; (c) The Director holds all licenses and qualifications necessary for the performance of his duties hereunder and agrees to keep all such licenses and qualifications in effect during the Period of Engagement; and (d) The Director is not under any pre-existing obligation, including nondisclosure or noncompetition restrictions, which would prevent, restrict or interfere with the performance of his duties for Company under this Agreement. The Director understands that Company is relying upon the truthfulness and accuracy of the foregoing representations in engaging the Director.

         7. General. This Agreement is further governed by the following provisions:

                   (a) Notices. Any notice or other communication required or permitted to be given hereunder shall be made in writing and shall be delivered in person, by facsimile transmission or mailed by prepaid registered or certified mail, return receipt requested, addressed to the parties at the address stated above or to such other address as the party shall have furnished in writing in accordance with this Section. Such notices or communications shall be effective upon delivery if delivered in person or by facsimile and either upon actual receipt or three (3) days after mailing, whichever is earlier, if delivered by mail.

                   (b) Parties In Interest. This Agreement shall be binding upon and inure to the benefit of the Director, and it shall be binding upon and inure to the benefit of the Company and any corporation succeeding to all or substantially all of the business and assets of the Company by merger, consolidation, purchase of assets or otherwise.

                   (c) Arbitration. Any disputes arising under the terms of this Agreement shall be settled by arbitration between the parties in or around the City of San Diego in a proceeding held under the rules of the American Arbitration Association. In such proceeding, each party shall choose one arbitrator and the two so chosen shall choose a third arbitrator. The vote of two of the arbitrators shall be sufficient to determine an award.

                   (d) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the Engagement of the Director by the Company, and contains all of the covenants and agreements between the parties with respect to such Engagement in any manner whatsoever. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

                   (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law or conflicts of laws rules and laws of such jurisdiction.

                   (f) Severability. In the event that any term or condition contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.




                                        1ST NET TECHNOLOGIES, INC., a
                                        Colorado corporation


                                         /s/ GREGORY D. WRITER, JR.
                                        ---------------------------------------
                                        Gregory D. Writer, Jr., Chief Executive
                                        Officer

                                        DIRECTOR


                                          /s/ STEVEN J. SANTAMARIA
                                        ---------------------------------------
                                        Steven J. Santamaria, an individual

                                   EXHIBIT "A"

                             DUTIES OF THE DIRECTOR


The Director shall serve as a member of the Board of Directors and as the Chairman of the Executive Committee of the Company for a period of two years. In such capacity, the Director shall (i) recruit and solicit prospective members to join the Company's board of directors, (ii) procure and solicit prospective investment bankers, underwriters and investors who may be interested in facilitating either a debt or equity investment in the Company, and (iii) perform such other functions which the Company may reasonably request.